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                                                                  EXECUTION COPY

CERTAIN INFORMATION (AS INDICATED BELOW) HAS BEEN OMITTED FROM THIS AGREEMENT AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                INTERIM AGREEMENT

                  INTERIM AGREEMENT, dated as of August 6, 1995, between Federated Department Stores, Inc. ("FDS") and General Electric Capital Corporation ("GE Capital").

                  WHEREAS, R. H. Macy & Co. ("Macy") and certain of its affiliates are parties to (i) a Credit Card Program Agreement (the "Consumer Agreement") dated as of May 10, 1991 with GE Capital Consumer Card Co., formerly known as Monogram Bank, USA ("GE Bank") and (ii) a Commercial Accounts Agreement (the "Commercial Agreement") dated as of May 10, 1991 with GE Capital (the Consumer Agreement and Commercial Agreement are referred to together herein as the "Program Agreements" and the credit card program conducted thereunder is referred to as the "Program"). Capitalized terms used herein have the meaning given to them in the Program Agreements unless otherwise defined herein.

                  WHEREAS, on December 19, 1994, the predecessor to FDS merged with and into Macy, Macy was the surviving entity and changed its name to "Federated Department Stores, Inc."

                  WHEREAS, the Program Fiscal Year and FDS's fiscal year are not the same and the parties desire to effect certain interim arrangements for the Interim Period (as defined below) and to bring the Program onto FDS's fiscal year.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Interim Period. During the period from August 6, 1995 until February 3, 1996 (the "Interim Period"), all provisions of the Program Agreements and the Program, other than those temporarily suspended for the Interim Period to the extent strictly necessary to reflect the provisions of this Agreement, shall remain in full force and effect.


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Certain financial and economic provisions (as more fully described herein) shall be implemented for the Interim Period, and for that period only shall modify the related provisions set forth in the Program Agreements. If, prior to the last day of the Interim Period, FDS and GE Capital have not executed and delivered a definitive agreement regarding the terms and structure of the Program which supersedes the Program Agreements, then the Program Agreements shall, as of such last day, revert to their original terms and the provisions hereof shall no longer be applicable, except as necessary (i) to reflect a change in the definition of "Program Fiscal Year" to coincide more closely with FDS's fiscal year rather than Macy's Fiscal Year, (ii) to make any other changes in dates necessary to reflect the foregoing change in fiscal years and (iii) to complete any of the settlement procedures described herein with respect to the Interim Period.

         2.       Program Economics for the Interim Period.

                  2.1. GE Capital Return. The parties agree that GE Capital shall be entitled to a profit, after Taxes, [Information omitted] of per annum
on its Deemed Equity    Amount invested in the Program for the Interim Period
(the "Interim Period Target Profit"), subject to certain adjustments as described in Section 2.4.2(d) and (e) below. For purposes of calculating the settlements referred to in Section 2.4, Interim Period Target Profit will be expressed as a pre-tax equivalent amount. GE Capital's Deemed Equity Amount invested in the Program for the Interim Period shall be calculated as provided in the Program Agreements (i.e., [Information omitted] of the Average Net Receivables outstanding during the six-month Interim Period, calculated based on a seven point average). In order to determine whether GE Capital has received the Interim Period Target Profit, the amount by which Program revenues for the Interim Period exceed Program expenses for the Interim Period shall be calculated (the "Interim Period Actual Profit"). To the extent that Interim Period Actual Profit and Interim Period Target Profit differ, the parties shall settle such difference in accordance with the provisions of Section 2.4.

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         2.2. Program Revenues.

         Program revenues shall be as set forth below:

                  2.2.1. Financing Income. All Financing Income generated by the Program during the Interim Period shall be revenue of the Program.

                  2.2.2. Late Fees and Returned Check Fees. All revenue from late fees and returned check fees (after deducting therefrom late fee and returned check fee write-offs) shall be revenue of the Program.

                  2.2.3 Sundry Income. All revenue from revenue enhancement programs shall be calculated and established in accordance with the term sheets attached hereto as Exhibit A* or, to the extent a program is not described on Exhibit A*, in accordance with written term sheets to be mutually agreed upon by GE Capital and FDS with respect to any such program. The revenue of each such revenue enhancement program as so calculated and established is referred to hereinafter as the "net revenue".

                  (a) The net revenue from revenue enhancement programs (other than from credit insurance programs) that have been utilized by the Program prior to the start of the Interim Period shall be revenue of the Program.

                  (b) All net revenue from revenue enhancement programs that have been proposed by FDS during the Interim Period or that GE Capital proposes to FDS during the Interim Period (other than programs that are variations on existing programs or expansions or extended implementations of existing programs) and from credit insurance programs (including adjustments to reserves against potential future claims) whenever utilized or proposed (together, "Shared Sundry Income Revenue") shall be shared [Information omitted] between FDS and GE Capital (i.e., FDS's [Information omitted] share of Shared Sundry Income Revenue shall be revenue of the Program). GE Capital's [Information omitted] share shall not be considered revenue of the Program (i.e., will not be taken into account in calculating Interim Period Actual Profit or Monthly Actual Profit) and will be accounted for by GE Capital outside the Program.

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 * Exhibit A has been omitted.

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                  (c) During the Interim Period, the adoption of any new revenue enhancement program for the Program shall be by mutual agreement of FDS and GE Capital. In the event that a proposed new revenue enhancement program or a reasonably similar program is offered by more than one provider thereof, a determination of which new revenue enhancement program is to be adopted during the Interim Period will be made on the basis of competitive bidding and the one(s) offering terms that are the most favorable to the net revenue of the Program shall be adopted.

                  2.2.4. Service Discount. The Bank Service Discount and GE Capital Service Discount shall be as identified on Exhibit B hereto*. All Bank Service Discount Income under the Consumer Agreement and GE Capital Service Discount Income under the Commercial Agreement collected during the Interim Period shall be revenue of the Program.

         2.3. Program Expenses.

         Program expenses shall be as set forth below:

                  2.3.1. Money Costs. All Money Costs during the Interim Period, as calculated and assessed to the Program in accordance with past practices, shall be an expense of the Program.

                  2.3.2. Operating Expenses. All Operating Expenses incurred by GE Capital during the Interim Period shall be expenses of the Program.

                  2.3.3. Overhead. Overhead shall be an expense of the Program and shall equal [Information omitted] during the Interim Period.

                  2.3.4. [Information omitted]

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 * Exhibit B has been omitted.

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                  2.3.5. Losses. All Losses on accounts during the Interim
Period (after deducting therefrom late fee write-offs and returned check fee write-offs) shall be an expense of the Program.

                  2.3.6. Postage Increases. In the event the United States first-class postage rate is increased during the Interim Period, the aggregate amount of actual documented out-of-pocket postage expenses for each and every mailed item (including, without limitation, periodic billing statements and other credit card documentation) due to such increased postage rate shall be an expense of the Program.

         2.4. Monthly and Final Settlements.

                  2.4.1. Monthly Settlements. (a) Within 10 business days after the end of each Program Fiscal Month during the Interim Period (commencing with the end of October, 1995), GE Capital shall deliver to FDS a monthly return and settlement statement in the form of Exhibit C hereto (the "Monthly Return and Settlement Statement"*). All other reports required to be provided pursuant to the Program Agreement will be provided as required in the Program Agreement. The Monthly Return and Settlement Statement shall set forth (i) the amount by which Program revenue for the immediately prior Program Fiscal Month exceeded Program expenses for such month on the basis set forth herein (the "Monthly Actual Profit"), and (ii) the amount of profit, after Taxes, that GE Capital would have required for the month in order to receive a [Information omitted] per annum return on its Deemed Equity Amount invested in the Program for the month (the "Monthly Target Profit") (the Deemed Equity Amount for the month shall equal [Information omitted] of the Average Net Receivables outstanding during the month calculated on a two point average).

                  (b) FDS will have 5 days to review each Monthly Return and Settlement Statement. If within such 5-day period FDS demonstrates to GE Capital that the Statement contains a calculation error, then GE Capital shall use good faith, reasonable efforts to correct such error. If the Monthly Return and Settlement Statement indicates

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 * Exhibit C has been omitted.

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that Monthly Actual Profit was less than the Monthly Target Profit, then GE
Capital shall be entitled to receive from FDS, by wire transfer within 2 business days, an amount equal to such difference, provided that if GE Capital does not receive such payment within such time, then GE Capital shall be entitled to deduct from one or more daily settlement payments to be made to FDS pursuant to the Program Agreements an amount equal to such difference. If the Monthly Return and Settlement Statement indicates that Monthly Actual Profit was more than the Monthly Target Profit, then GE Capital shall pay to FDS, by wire transfer within 2 business days, an amount equal to such difference. The monthly settlements with respect to August, September and October 1995 shall be effected based on the foregoing provisions as promptly as practicable after the date hereof.

                  2.4.2. Final Settlement. (a) Within 30 days after the end of the Interim Period, GE Capital shall deliver to FDS (i) a statement which sets forth the Interim Period Actual Profit (the "Interim Period Return Statement"),
(ii) a statement setting forth Operating Expenses for the Interim Period (the "Operating Expenses Statement") and (iii) a statement setting forth Net Write-offs for the Interim Period (net of late fee and returned check fee write-offs) (the "Write-off Statement"). The Interim Period Return Statement, the Operating Expenses Statement and the Write-off Statement are each referred to herein as a "Statement" and together as the "Statements."

                  (b) FDS shall have 45 days to review the Statements. At the end of such 45-day period, the Statements shall become final (the "Final Statements" and each a "Final Statement") unless FDS has delivered to GE Capital a written notice prior to the end of such 45-day period setting forth in reasonable detail its objections to one or more Statements. If FDS delivers an objection notice with respect to a Statement within such 45-day period, the other Statements shall become Final

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Statements and the parties shall negotiate in good faith to try to resolve any disputes with respect to the Statement as to which FDS objected. If the parties are able to resolve their dispute within 45 days, the applicable Statement, as finalized by agreement of the parties, shall become a Final Statement. If the parties are unable to resolve their dispute within such 45-day period, the dispute shall be finally settled by arbitration conducted in accordance with the rules of the American Arbitration Association as in effect on the date arbitration is commenced, by a single arbitrator selected in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. Judgment upon any arbitration award may be entered by any court having jurisdiction thereof, and the parties waive any appeal or other remedy on the merits of the dispute or the award to which they might otherwise be entitled under applicable law. The Statement, as finalized by the arbitrator, shall be a Final Statement. The costs of the arbitration shall be paid by one or more of the parties as determined by the arbitrator whose determination shall be final and binding.

                  (c) If the Final Interim Period Return Statement indicates that the Interim Period Actual Profit exceeded the Interim Period Target Profit, then GE Capital shall promptly pay to FDS, by wire transfer within 2 business days, an amount equal to the difference. If the Final Interim Period Return Statement indicates that the Interim Period Actual Profit was less than the Interim Period Target Profit, then FDS shall promptly pay to GE Capital, by wire transfer within 2 business days, an amount equal to such difference, provided that if GE Capital does not receive such payment within such time, then GE Capital shall be entitled to deduct from one or more daily settlement payments to be made to FDS pursuant to the Program Agreements an amount equal to such difference. For purposes of calculating Interim Period Actual Profit, all monthly settlement payments made pursuant to Section 2.4.1. shall be deemed to have increased or decreased Service Discount Income, as appropriate.

                  (d) If the Final Operating Expenses Statement indicates that Operating Expenses for the Interim Period exceeded the Maximum Operating Expenses (as defined below) for the Interim Period, then GE Capital shall promptly pay to FDS an amount equal to such excess. "Maximum Operating Expenses" means an amount equal to
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105% of the budgeted Operating Expenses for the Interim Period as set forth in the Interim Period Operating Budget which has been agreed to by the parties and is attached as Exhibit D (or such greater amount as may be approved by FDS*).

                  (e) If the Final Write-off Statement indicates that Write-offs for the Interim Period (net of late fee and returned check fee write-offs) exceeded the Target Write-offs (as defined below) for the Interim Period, then GE Capital shall promptly pay to FDS an amount equal to 25% of such excess. "Target Write-offs" means total projected Net Write-offs for the Interim Period which has been agreed to by the parties and is set forth in Exhibit E*.

                  2.5. Discount Adjusters. The Discount Adjusters set forth in
Section 4.2 of the Program Agreements shall not be in effect during the Interim Period.

         3. Confidentiality; Other. The parties acknowledge and agree that the confidentiality provisions set forth in Section 14.1 of the Consumer Agreement shall be applicable with respect to all information, documentation, technology or methodology provided by the parties hereunder, including without limitation any such items regarding budgeted or actual expenses or revenues, other prices or costs, staffing or compensation, information systems, business processes, vendor relationships or other client relationships. The parties agree that, as necessary, each shall take appropriate actions to ensure compliance with all applicable antitrust laws, including without limitation, limitations as to which employees of which party may receive confidential cost information.

         4. No Other Amendments. Except to the extent specifically modified hereby, the Program Agreements shall remain unchanged and in full force and effect.

         5. Amendment. This Agreement may not be amended except by a written instrument signed by both GE Capital and FDS.

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 * Exhibits D and E have been omitted.


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         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

                              [Intentionally Blank]


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         7. Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements between the parties with respect to the subject matter hereof, whether written or oral.

         8. Multiple Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original.

                  IN WITNESS WHEREOF, GE Capital and FDS have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              FEDERATED DEPARTMENT
                                  STORES, INC.

                              By: /s/ Ronald Tysoe
                                   --------------------------
                              Name:   Ronald Tysoe
                                   --------------------------
                              Title:  Vice Chairman & CFO
                                   --------------------------

                              GENERAL ELECTRIC CAPITAL
                                   CORPORATION

                              By:  /s/ Richard A. Hayes
                                   --------------------------
                              Name:  Richard A. Hayes
                                   --------------------------
                              Title:  Attorney-in-fact
                                   --------------------------


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